Exhibit 4.3


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE.

                        IN VIVO MEDICAL DIAGNOSTICS, INC.


                  December 22, 2004 North Inverness, Scotland

$250,000.00

                               8% PROMISSORY NOTE

     Pursuant to the terms of this 8% Promissory Note (the "Note"), In Vivo Medical Diagnostics, Inc., a Colorado corporation (the "Company"), for value received, hereby promises to pay to Nite Capital, L.P. or its registered assigns (the "Holder") on the earlier of (i) June 22, 2005 or (ii) the date subsequent to the date of this Note that the Company enters into any financing or financings of any type aggregating $1,500,000 or more (the "Maturity Date"), at the principal offices of the Company, the principal sum Two Hundred Fifty Thousand Dollars ($250,000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and interest on the outstanding principal sum, such interest to be computed at the rate of eight percent (8%) per annum. Principal and accrued interest shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the office of the Company as hereinafter set forth, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

     1. Transfers of Note to Comply with the 1933 Act
     ------------------------------------------------

     The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or
(2) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

     2. Prepayment; Conversion
     -------------------------

     (a) The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. In the event the Company intends to prepay any or all of the outstanding principal or interest on this Note, the Company must provide written notice to the Holder at least 10 days prior to the proposed prepayment date ("Prepayment Date").

     (b) In the event that the Company, subsequent to the date of this Note, enters into any financing or financings of any type aggregating $1,000,000, then and in such event the Company shall be required to make a partial prepayment (a "Partial Prepayment") of $175,000 of the principal amount of this Note and the pro rata share of interest accrued to date on such portion the Note. In addition, in the event that the Company, subsequent to the date of this Note, enters into any financing or financings of any type aggregating more than $1,000,000 but less than $1,500,000, then and in such event the amount of the Partial Prepayment shall be increased on a pro-rata basis (up to the full principal amount of this Note and the pro rata share of interest accrued to date on the Note in the case of a financing totaling at least $1,500,000). The Company shall be required to notify the Holder in writing of any financing which results in the Company being required to prepay the Note, in whole or in part, prior to June 22, 2005, and to make such payment within three business days after the Company receives the proceeds of such financing.

     (c) Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid interest shall be paid to the Holder on the date of prepayment. In the event the Company prepays any portion of the principal or interest on this Note, the Holder shall deliver this Note to the Company and the Company shall issue a new Note to the Holder evidencing the reduction of principal or interest.

     3. Covenants of Company
     -----------------------

     The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

     (a)  Reporting Requirements. The Company will furnish to the Holder:

          (i) as soon as possible, and in any event within five (5) days after obtaining knowledge of the occurrence of (A) an "Event of Default," as hereinafter defined, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change and the action which the Company proposes to take with respect thereto;

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


          (ii) promptly after the sending or filing thereof, copies of all financial statements, reports, certificates of its Chief Executive Officer, Chief Financial Officer or accountants and other information which the Company or any subsidiary sends to any holders (other than the Notes) of its securities;

          (iii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would
               (A) materially impact the ability of the Company or any subsidiary to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company taken as a whole, or (C) impair the validity or enforceability of the Notes or the ability of the Company to perform its obligations under the Notes;

          (iv) in accordance with the provisions of Section 2(b) of this Note, of any subsequent financing which will trigger a mandatory prepayment obligation of the Company. . (b) Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Company taken as a whole.

     (c) Preservation of Existence. The Company will maintain and preserve, and cause each subsidiary, if any, to maintain and preserve, its existence, and become or remain duly qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Company, taken as a whole.

     (d) Maintenance of Properties. The Company will maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any forfeiture or material loss thereof or thereunder.

     (e) Maintenance of Insurance. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

     (f) Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

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

     (g) Compliance with the Securities Exchange Act of 1934. The Company shall comply in all respects with the requirements of the Securities Exchange Act of 1934, including the filing of all reports due thereunder.

     (h) Reservation of Common Stock. The Company further covenants and agrees that the Company will use its best efforts to at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its common stock to provide for the conversion of this Note in full. As of the date hereof, the Company does not have any shares reserved or available for reservation for the conversion of this Note.

     4. Events of Default and Remedies
     ---------------------------------

     (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default ("Event of Default"):

          (i) Default in the payment of interest upon this Note, as and when the same shall become due; or

          (ii) Default in the payment of the principal of this Note, as and when the same shall become due; or

          (iii) The Company shall fail to perform or observe any affirmative covenant contained in this Note or the subscription agreement executed by the Company and the Holder as of the date hereof and such Default, if capable of being remedied, shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder to the Company; or

          (iv) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 3 (iv); or

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

          (v) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

          (vi) One or more final judgments or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (B) there shall be any period of thirty (30) days during which enforcement of any such judgment or order shall not be discharged, stayed or fully satisfied; or

     (b) If an Event of Default described above has occurred, then the Holder may either

          (i) without further notice to the Company, declare the principal amount of this Note at the time outstanding, together with accrued unpaid interest thereon, and all other amounts payable under this Note to be forthwith due and payable, whereupon such principal, interest and all such amounts shall become and be forthwith due and payable; or

          (ii) in the case of an event of default described in Section 4(a)(i) or (ii) hereof which continues for at least three business days, elect to convert all of the principal and interest owing on this
               Note into shares of the Company's common stock, subject to the restrictions contained herein. The conversion price per share shall be fifty percent (50%) of the average of the three lowest closing prices for the Common Stock on the NASD OTC Bulletin Board (or such other principal market or exchange where the Common Stock is listed or traded at the time of conversion) for the ten days immediately preceding the Maturity Date. Such election to convert shall be evidenced by completion of the conversion notice attached hereto and delivery of such notice to the Company within five business days of (i) the Holder's receipt of a notice from the Company pursuant to Section 2 that a prepayment is due, or (ii) the Maturity Date. The Holder's right to convert the obligations due under this Note to common stock shall supercede the Company's right to repay such obligations in cash, subject to the restrictions contained herein.

     (c) The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash, or in Common Stock of the Company if required under this Agreement, to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder's legal counsel if no conversion of the Note to Common Stock of the Company has been made. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

     5. Miscellaneous
     ----------------

     (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

     (b) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This
          Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

     (c) Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

     (d) The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

     (e) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

     (f) This Note shall be construed and enforced in accordance with the laws of the State of New York. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

     (g) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

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

          If to the Company, at:

                            In Vivo Diagnostics, Inc.
                            The Green House
                            Beechwood Business Park,
                            North Inverness, Scotland IV2 3BL


          or at such other address as it may have furnished in writing to the Holder, or

          If to the Holder, to the address of such Holder as it appears in the stock ledger of the Company.

          Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

     IN WITNESS WHEREOF, In Vivo Medical Diagnostics, Inc.caused this Note to be signed in its name by its Chief Executive Officer.

                                IN VIVO MEDICAL DIAGNOSTICS, INC


                                 By:
                                    -----------------------------------------

                              NOTICE OF CONVERSION

     (To be executed by the Registered Holder in order to convert the Note)


     The undersigned hereby elects to convert all of the principal and interest due on the Note issued by In Vivo Medical Diagnostics, Inc., into Shares of Common Stock according to the conditions set forth in Section 4(b)(ii) of such Note, as of the date written below. The undersigned further affirms that as of the date hereof, the representations and warranties made by the undersigned in the subscription agreement of even date with the promissory note being converted, are true and correct as if such representations and warranties were made as of the date hereof.



Date of Conversion:_____________________________________________________________


Conversion Price:  $____________per share


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

        ________________________________________________________________________


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